Exhibit 2

Assignment Agreement for ARDS Clinical Doses

This Assignment Agreement for ARD S Clini cal Doses (" A ssi gnment Agreement") is made and entered into as of October 10 , 2023 (" Effective Date") between ABT Holding Company (" A TH X"), a Delaware corporation having its principal place of business at 3201Carnegie Avenue, Cleveland, OH 44115 and a wholly-owned subsidiary of A thersys, Inc. (" Athersys"), and

HEALIOS, K.K. (" Healios"), a Japanese company having its principal place of busin essat Hibiya

Mitsui Tower 12F, 1-1-2 Yurakucho Chiyoda-ku, Tokyo 100-0006, Japan, and solely with respect to the guarantee set forth herein, Athersys.

WHEREAS, the Parties entered into the Initial License Agreement effective as of January 8, 2016, which was subsequently amended pursuant to (1) the First Amendment to License Agreement dated July 21, 2017; (2) the Second Amendment to License Agreement dated September 19, 2017;

(3) the Third Amendment to License Agreement dated June 6, 2018; and (4) the Fourth Amendment to Initial License Agreement, executed in connection with the Comprehensive Framework Agreement for Commercial Manufacturing and Ongoing Support, effective as of August 5, 2021; and

WHEREAS, the Parties are entering concurrently with this Assignment Agreement a Memorandum of Understanding Regarding Expansion of Healios Territory and Clinical Supply for ARDS (the "MOU") under which ATH X agrees to assi gn certain doses of 3D Product to Healios currently held by ATHX at a facility controlled by Lonza Singapore (the " L onza 3D Product");

NOW, THEREFORE, The Parties agree and ATHX undertakes as follows:

1.	ATHX warrants and represents that it has:

a.	good and valid title to the Lonza 3D Product and the Lonza 3D Product is not subject to any lien, pledge, mortgage, security interest, option, transfer restriction or other encumbrance whatsoever; and

b.	the full right, power, authority and capacity to transfer title to the Lonza 3D Product to Healios.

2.    In exchange for the consideration set forth in the M OU , ATHX hereby sells, assigns, grants, conveys and transfers to Healios all right, title and interest in and to the following Lonza 3D Product:

a.	[***] clinical doses of the Lonza 3D Product;

b.	[***] placebo doses of the Lonza 3D Product; and

c.	[***] vials of the Lonza 3D Product for ongoing stability testing.

3.    This Assignment Agreement shall be governed by and construed under the Laws of State of New York without regard to its choice of law principles to the extent they would mandate the law of any other jurisdiction.

4.    ATHX shall execute and deliver, at the reasonable request of Healios, such additional documents, instruments, conveyances and assurances and take such further actions as Healios may reasonably request to carry out the provisions of this Assignment and give effect to the transactions contemplated therein.

IN WITNESS WHEREOF the Parties have caused this Assignment to be executed by their duly authorized officers upon the date set out below.

ABT Holding Company	Healios K.K.
By: /s/ Daniel Camardo	By: /s/ Tadishia Kagimoto
Date: October 10, 2023	Date: October 10, 2023
Name: Daniel Camardo	Name: Tadahisa Kagimoto
Title: CEO	Title: CEO

UNDERTAKING AND GUARANTEE BY ATHERSYS, INC.
Athersys, Inc. hereby irrevocably guarantees the performance of all of ATHX' s obligations under this Agreement.
Athersys, Inc.
By: /s/ Daniel Camardo
Date: October 10, 2023
Name: Daniel Camardo